UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a
_____________________________________________________________________
                                  (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 6, 2014, Santander Holdings USA, Inc., a wholly owned subsidiary of Banco Santander, S.A., issued a press release announcing the completion of its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding Sovereign Capital Trust IV 4.375% Trust PIERS (the “Trust PIERS”).  As of 11:59 p.m., New York City time, on December 30, 2013 (the “Expiration Time”), an aggregate liquidation amount of approximately $475.8 million of its Trust PIERS, representing approximately 99.87% of the outstanding aggregate liquidation amount of such securities, had been tendered and accepted for purchase under the Tender Offer.

SHUSA expects to redeem any Trust PIERS that remain outstanding during the first quarter of 2014.

A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Santander Holdings USA, Inc., dated January 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 6, 2014	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Assistant Secretary

Exhibit Number	Description
99.1	Press Release of Santander Holdings USA, Inc., dated January 6, 2014.